 Registration No. 333 - _________

As filed with the Securities and Exchange Commission on August 17, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTEC PHARMA LTD.

(Exact name of Registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of	(IRS Employer
incorporation or Organization)	Identification No.)

12 Hartom Street

Har Hotzvim, Jerusalem 9777512, Israel

(+972) (2) 586-4657

(Address of principal executive offices)

Intec Pharma Ltd. 2015 Equity Incentive Plan

(Full title of the plan)

Intec Pharma, Inc.

3 Columbus Circle - 15th Floor
New York, NY 10019

(646) 374-8050

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With copies to:

Shachar Hadar Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 52506, Israel Tel: (+972) (3) 610-3100	Gary Emmanuel, Esq. McDermott Will & Emery LLP 340 Madison Avenue New York, NY 10173 Tel: (212) 547-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Ordinary Shares, no par value	4,069,764	$0.381	(2)	$1,550,580	(2)	$201.27
Ordinary Shares, no par value	430,236	$0.3075	(3)	$132,298	(3)	$17.17
Total	4,500,000	-		$1,682,878		$218.44

(1)	This registration statement on Form S-8 (this “Registration Statement”) covers 4,500,000 ordinary shares, no par value (the “Shares”) of Intec Pharma Ltd. (the “Registrant” or “Company”), which may be issued under the Registrant’s 2015 Equity Incentive Plan (the “Plan”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional ordinary shares that become issuable under the Plan by reason of any share dividend, share split, recapitalization or similar transaction effected without the receipt of consideration which results in an increase in the number of the Company’s outstanding Ordinary Shares.

(2)	Calculated pursuant to Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per ordinary share is $0.381, which represents the average of the high and low prices per share of the Registrant’s ordinary shares as reported on the Nasdaq Capital Market on August 14, 2020.

(3)	Determined in accordance with Rule 457(g) under the Securities Act, based on the exercise price of $0.3075 per share at which the options may be exercised.

EXPLANATORY NOTE

This Registration Statement registers an additional 4,500,000 Shares of the Company, which may be issued under the Plan. In accordance with General Instruction E of Form S-8, the contents of the Company’s Registration Statements on Form S-8 (File Nos. 333-209700, 333-212801, 333-222217 and 333-227027) relating to the Plan, filed with the Securities and Exchange Commission (the “Commission”) on February 25, 2016 and August 1, 2016, each as amended each by Post-Effective Amendments No. 1, filed with the Commission on April 7, 2017, on December 21, 2017 and on August 27, 2018, are incorporated herein by reference except for Items 3 and 8 of the Company's Registration Statement, which are included in this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

* The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference into this Registration Statement:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 13, 2020;

●	our Quarterly Report on Form 10-Q for the quarter ended on March 31, 2020 and June 30, 2020, filed with the SEC on May 11, 2020 and August 5, 2020, respectively;

●

our Current Reports on Form 8-K (other than the information furnished pursuant to Item 2.02 or 7.01 thereof or related exhibits furnished pursuant to Item 9.01 thereof) filed with the SEC on February 3, 2020, May 6, 2020, June 8, 2020, July 17, 2020 and August 10, 2020; and

●	the description of our ordinary shares contained in Item 1 of the Registration Statement on Form 8-A (File No. 001-37521), filed with the SEC on July 28, 2015, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as to such specific section of such statements as set forth therein.

Item 8. Exhibits

See attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jerusalem, Israel on the 17th day of August, 2020.

INTEC PAHRMA LTD.

By:	/s/ Jeffrey A. Meckler
Name:	Jeffery A. Meckler
Title:	Chief Executive Officer and Vice Chairman

POWER OF ATTORNEY

We, the undersigned directors and/or officers of the Registrant, hereby severally constitute and appoint Jeffrey A. Meckler and Nir Sassi, and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith, and any and all amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 17th day of August, 2020.

Signature	Title

/s/ Dr. John W. Kozarich	Chairman of the Board of Directors
Dr. John W. Kozarich

/s/ Jeffery A. Meckler	Chief Executive Officer and Vice Chairman (principal executive officer)
Jeffery A. Meckler

/s/ Nir Sassi	Chief Financial Officer (principal financial and accounting officer)
Nir Sassi

/s/ Hila Karah	Director
Hila Karah

/s/ Anthony J. Maddaluna	Director
Anthony J. Maddaluna

/s/ Dr. Roger J. Pomerantz	Director
Dr. Roger J. Pomerantz

/s/ William B. Hayes	Director
William B. Hayes

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Intec Pharma Ltd. has signed this Registration Statement on this 17th day of August, 2020.

INTEC PHARMA, INC.

By:	/s/ Nir Sassi
Name:	Nir Sassi
Title:	Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF DOCUMENT

5.1*	Opinion of Meitar | Law Offices as to the legality of the securities being registered

23.1*	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.), independent registered public accounting firm, a member firm of PricewaterhouseCoopers International Limited

23.2*	Consent of Meitar | Law Offices (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

99.1	Intec Pharma Ltd. 2015 Equity Incentive Plan, as amended (incorporated herein by reference to Exhibit 99.2 to the Company's Registration Statement on Form S-8 filed with the SEC on February 25, 2016)

*	Filed herewith.